[Exhibit 5.1  Opinion of Counsel]

                   DONALD C. KOLASCH, ESQ.
                      ATTORNEY AT LAW


                 6899 McLean Province Circle

                   fax number: 410-202-9878

                      dkolasch@erols.com
                      ------------------


                       November 1, 2002


Link Plus Corporation
3470 Ellicott Center Drive
Ellicott City, Maryland 21043


RE:  Link Plus Corporation
     Registration Statement on Form 10-SB


Ladies and Gentlemen:

We have acted as counsel to Link Plus Corporation, a Delaware corporation (the "Company"), in connection with the filing of the Registration Statement on Form 10-SB (the "Registration Statement") under the Securities Exchange Act of 1934, as amended (the "Act"), relating to the registration of the Company as a Section 19(g) company under that Act. For the purpose of this opinion, the term "Shares" shall include shares of Common Stock, par value $.01 per share of Link Plus which are outstanding or reserved for issuance pursuant to outstanding options or warrants This opinion is being provided at your request for use in the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of all documents submitted as copies. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

Based upon the foregoing examination, we are of the opinion that issuance of the Shares presently issued and to be issued have been duly authorized by the Corporation, and, when issued by you and paid for in the manner contemplated by the By-Laws and the requirements of the Delaware corporation laws, the Shares will be validly issued, fully paid and non-assessable. We are, in this opinion, opining only on the general corporation laws of the State of Delaware. We are not opining on Federal securities or other laws or on "blue sky" or other state securities laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and in any supplements thereto or amendments thereof. We also hereby consent to any reference to our firm in the Registration Statement or documents incorporated by reference in the Registration Statement. In consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under the rules and regulations of the Securities and Exchange Commission under the Act.

Very truly yours,



/s/Donald C. Kolasch

Donald C. Kolasch
General Counsel